EXHIBIT 5.1

FIRM and AFFILIATE OFFICES

www.duanemorris.com September 2, 2011 Board of Directors Inovio Pharmaceuticals, Inc. 1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, PA 19422

NEW YORK

LONDON

SINGAPORE

LOS ANGELES

CHICAGO

HOUSTON

HANOI

PHILADELPHIA

SAN DIEGO

SAN FRANCISCO

BALTIMORE

BOSTON

WASHINGTON, DC

LAS VEGAS

ATLANTA

MIAMI

PITTSBURGH

NEWARK

BOCA RATON

WILMINGTON

CHERRY HILL

PRINCETON

LAKE TAHOE

HO CHI MINH CITY

Re:	Inovio Pharmaceuticals, Inc. (the “Corporation”)

Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to the Corporation, a Delaware corporation, in connection with its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration by the Corporation of:

(i) Shares of common stock, par value $.001 per share (the “Common Stock”);

(ii) Shares of preferred stock, par value $.001 per share (the “Preferred Stock”);

(iii) Senior debt securities in one or more series or subordinated debt securities in one or more series (the senior or subordinated debt securities, together, the “Debt Securities”), which the Corporation may issue under the respective indentures (each, including any supplements to the respective indentures between the Corporation and a trustee to be selected by the Corporation, an “Indenture”) filed as exhibits to the Registration Statement;

(iv) Warrants to purchase the Common Stock, the Preferred Stock or the Debt Securities (the “Securities Warrants”), which the Corporation may issue under warrant agreements between the Corporation and a warrant agent to be selected by the Corporation, to be dated on or about the date of the first issuance of the applicable Securities Warrants thereunder;

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Board of Directors

Inovio Pharmaceuticals, Inc.

September 2, 2011

(v) Units comprised of one or more of the Common Stock, the Preferred Stock, the Debt Securities or the Securities Warrants (the “Units”).

(vi) We collectively refer to the Common Stock, the Preferred Stock, the Debt Securities, the Securities Warrants and the Units in the Registration Statement and any Prospectus Supplement as the “Securities.” The Corporation is registering the Securities for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Insofar as this opinion letter relates to factual matters, we have assumed, and without independent investigation, that the statements of the Corporation contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, other than the due authorization, execution and delivery by the Corporation of an Indenture.

We have assumed:

•

With respect to our opinion as to the Offered Common Stock, as defined below, that, at the time of issuance and sale, the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of Common Stock and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock;

•

With respect to our opinion as to the Offered Preferred Stock, as defined below, that, at the time of issuance and sale, the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of Preferred Stock and that the consideration for the issuance and sale of the Offered Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock;

•

With respect to Securities being issued upon conversion of any convertible Offered Preferred Stock, the applicable convertible Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and

•	With respect to any Securities being issued upon conversion of any convertible Offered Debt Securities, as defined below, or upon exercise of any Offered Warrants, as defined

Board of Directors

Inovio Pharmaceuticals, Inc.

September 2, 2011

below, or upon settlement of any Offered Unit Securities, as defined below, the applicable convertible Offered Debt Securities, Offered Warrants or Offered Unit Securities will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

We express our opinion solely with respect to the federal laws of the United States, the Delaware General Corporation Law (the “DGCL”) and, as to the Debt Securities constituting valid and legally binding obligations of the Corporation, the laws of the State of New York. We base our opinion on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in the Registration Statement or any Prospectus Supplement or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications stated in this opinion, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Common Stock by all necessary corporate action; (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) or the Corporation’s By-laws, as amended (the “By-laws”) or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the certificates for the Offered Common Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

Board of Directors

Inovio Pharmaceuticals, Inc.

September 2, 2011

2. With respect to the Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Preferred Stock by all necessary corporate action; (iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, or upon settlement of any Offered Unit Securities in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities issued under an Indenture and offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Debt Securities by all necessary corporate action; (iii) the issuance and sale of the Offered Debt Securities does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the Offered Debt Securities have been duly executed and delivered by the Corporation and authenticated by the Trustee pursuant to an Indenture and duly delivered to the purchasers thereof against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement or upon exercise of any Offered Warrants in accordance with their terms, will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

Board of Directors

Inovio Pharmaceuticals, Inc.

September 2, 2011

4. With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Warrants by all necessary corporate action; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the Offered Warrants have been duly executed and delivered by the Corporation and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5. With respect to the Units offered under the Registration Statement (the “Offered Unit Securities”), provided that (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the Offered Unit Securities by all necessary corporate action; (iii) the issuance and sale of the Offered Unit Securities does not violate any applicable law or the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Corporation and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the Corporation has duly executed and delivered the Offered Unit Securities against payment therefor, then the Offered Unit Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

Board of Directors

Inovio Pharmaceuticals, Inc.

September 2, 2011

The opinions set forth above are subject to the following additional exceptions, limitations and qualifications: (a) the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and transfer, or similar laws affecting the rights of creditors and legal principles of general application; (b) the effect of general principles of equity, including principles of materiality, reasonableness and good faith, and the application of such equitable principles to limit the availability of equitable remedies, such as specific performance and injunctive relief (regardless of whether considered in a proceeding at law or in equity) (such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order the Company to perform covenants); (c) public policy considerations that may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in an Indenture; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or an Indenture that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity; (k) the Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate Prospectus Supplement or other offering material; and (l) in the case of an Indenture, the Warrants (or related warrant agreement), any certificate of designations, any Units, any underwriting agreement and any other agreements or instruments pursuant to which any Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of an Indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under then applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

Board of Directors

Inovio Pharmaceuticals, Inc.

September 2, 2011

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Validity of Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Duane Morris LLP